SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 15, 2003

IKON Office Solutions, Inc.

(Exact name of registrant as specified in its charter)

OHIO	File No. 1-5964	23-0334400
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

P.O. Box 834, Valley Forge, Pennsylvania	19482
Registrant’s telephone number, including area code:	(610) 296-8000
Not Applicable (Former name or former address, if changed since last report)

Item 5.    Other Events

IKON Office Solutions, Inc. (the “Company” or “IKON”) entered into an Asset Purchase Agreement (the “Purchase Agreement”), dated December 10, 2003, by and among the Company, IOS Capital, LLC (“IOS Capital”) and General Electric Capital Corporation (“GE”), pursuant to which, among other things, GE will acquire certain assets and liabilities of IOS Capital. A copy of the Purchase Agreement is furnished with this report at Exhibit 2.1.

As a condition to the consummation of the transactions contemplated by the Purchase Agreement, IKON and GE will enter inter into a Program Agreement (“Program Agreement”), under which, among other things, GE will become the preferred lease-financing source for IKON, with IKON receiving a lease origination fee on all new lease originations provided to GE, subject to the terms and conditions of the Program Agreement. A term sheet that sets forth certain terms and conditions relating to the Program Agreement is furnished with this report as Exhibit 99.1.

The closing of the transaction is subject to execution of the definitive program agreement and customary conditions, including receipt of certain third party consents.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the full text thereof.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits

Exhibit No.
2.1	Asset Purchase Agreement dated as of December 11, 2003, by and among IKON Office Solutions, Inc., IOS Capital, LLC and General Electric Capital Corporation.
99.1	Program Agreement Term Sheet.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IKON OFFICE SOLUTIONS, INC.

By:	/s/ KATHLEEN M. BURNS
Kathleen M. Burns
Vice President and Treasurer

Dated: December 15, 2003